Exhibit 23.2
Consent of Independent Auditors
We consent to the reference to our firm under the caption “Experts” and to the use of our report dated April 7, 2011 with respect to the consolidated financial statements of The Detroit Medical Center and Subsidiaries included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-173547) and related Prospectus of Vanguard Health Systems, Inc. for the registration of 25,000,000 shares of its common stock.
/s/ Ernst & Young LLP
Detroit, Michigan
June 3, 2011